                                                                    EXHIBIT 20.3



                               FORM OF ELECTION
                         AS TO SHARES OF COMMON STOCK
                           OF BALLSTON BANCORP, INC.

This Form of Election is provided in connection with the proposed merger (the "Merger") of Ballston Bancorp, Inc. ("Ballston") with and into a subsidiary of Abigail Adams National Bancorp, Inc. ("AANB") pursuant to the Agreement and Plan of Reorganization among them and The Bank of Northern Virginia dated as of June 23, 1997, as amended (the "Merger Agreement").

           ALL FORMS OF ELECTION MUST BE DELIVERED TO BALLSTON ON OR
          BEFORE THE ELECTION DEADLINE AS DESCRIBED HEREIN. ALL FORMS
                   OF ELECTION MUST BE DELIVERED IN A MANNER
                CONSISTENT WITH THE INSTRUCTIONS PROVIDED WITH
                            THIS FORM OF ELECTION.

This Form of Election must be completed by holders of shares of Common Stock, $0.20 par value, of Ballston (the "Shares" or "Ballston Stock") who wish to make an election (an "Election") as to the form of consideration (the "Merger Consideration") into which such holders' Shares are to be converted in the Merger. For an Election to be properly made and effective, this Form of Election, properly completed, must be received by Ballston through one of the following means:

  (a) By the holder's bringing the Form of Election to the Special Meeting of the Stockholders of Ballston at which the Merger will be considered (the "Special Meeting") to be held on [______], 1997, and surrendering it at that time to an officer of Ballston;

  (b) By the holder's submitting the Form of Election by any other means, no later than the adjournment of the Special Meeting to be held on [______], 1997, to Ballston at its office at:

                        1667 K STREET, N.W., SUITE 700
                            WASHINGTON, D.C. 20006
                              PHONE: 202-776-7800
                               FAX: 202-776-7801

  (c) By the holder's submitting to Ballston the Form of Election, by certified mail or by a nationally recognized overnight service, no later than the close of business on the Wednesday immediately preceding the closing date of the Merger (the "Election Deadline").

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The Election is subject to (a) the terms, conditions, and limitations set forth in the Merger Agreement, which is summarized by the Proxy Statement/Prospectus relating to the Merger dated [______], 1997 (the "Proxy Statement/Prospectus"), and (b) the accompanying instructions. The Merger Agreement and the Proxy Statement/Prospectus are incorporated herein by reference. Any capitalized terms used in this Form of Election but not defined herein shall have the meanings given to them in the Proxy Statement/ Prospectus. Additional copies of the Proxy Statement/Prospectus are available from Ballston upon request (see Instruction
B7). THE INSTRUCTIONS TO THIS FORM OF ELECTION SHOULD BE READ CAREFULLY BEFORE THIS FORM OF ELECTION IS COMPLETED.

Delivery of this Form of Election to an address other than as set forth above will not constitute a valid delivery. You must sign this Form of Election where indicated below.

This Form of Election, completed and signed, should be returned to Ballston in the accompanying self-addressed, postage-paid envelope. DO NOT SUBMIT YOUR STOCK CERTIFICATES AT THIS TIME. Unless you intend to exercise dissenters' rights (see Instruction A9), you should complete and return this Form of Election prior to the Election Deadline, whether or not you intend to vote "for" the Merger Agreement and the Merger. If the Merger is consummated, you will not thereafter have another opportunity to make an Election as to the form of Merger Consideration you prefer to receive.

You may enclose the proxy card with this Form of Election.

    ALL SHAREHOLDERS SHOULD COMPLETE THE DESCRIPTION OF SHARES IN BOX A TO
                      SPECIFY THE SHARES COVERED HEREBY.

                                     BOX A
                             DESCRIPTION OF SHARES

      LIST BELOW THE SHARES TO WHICH THIS FORM OF ELECTION AND ELECTION
                                    RELATES
                    (ATTACH ADDITIONAL SHEETS IF NECESSARY)


NAME AND ADDRESS OF REGISTERED HOLDER(S):
(PLEASE FILL IN, IF BLANK)

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
----------------------------------- ---------------------------------------- ----------------------------------
     CERTIFICATE NUMBER             NUMBER OF SHARES REPRESENTED             NUMBER OF SHARES AS TO
                                    BY SUCH CERTIFICATE                      WHICH  ELECTION IS MADE
----------------------------------- ---------------------------------------- ----------------------------------
----------------------------------- ---------------------------------------- ----------------------------------
----------------------------------- ---------------------------------------- ----------------------------------
----------------------------------- ---------------------------------------- ----------------------------------
----------------------------------- ---------------------------------------- ----------------------------------
----------------------------------- ---------------------------------------- ----------------------------------
----------------------------------- ---------------------------------------- ----------------------------------
                                    TOTAL SHARES:                            TOTAL SHARES:
----------------------------------- ---------------------------------------- ----------------------------------

TO:   BALLSTON BANCORP, INC.
      1667 K STREET, N.W., SUITE 700
      WASHINGTON, D.C.  20006

Ladies and Gentlemen:

The undersigned hereby makes the Election set forth in Box B below, or, if an Election is not duly made, elects to have the undersigned's Shares treated as Non-Election Shares.

The undersigned understands that the purposes of the election procedures described herein are to permit holders of Shares to express their preferences for the type of consideration they wish to receive in the Merger, and further understands that no less and no more than 50 percent of the issued and outstanding Shares of Ballston Stock may be exchanged for shares of AANB Stock in the Merger. In addition, the Election by each holder of Ballston Stock, including this Election by the undersigned, will be subject to the results of the election and proration procedures set forth in the Merger Agreement and summarized in the Proxy Statement/Prospectus under the caption "PROPOSED MERGER OF BALLSTON AND SUBSIDIARY--General Description of the Transaction." Accordingly, THERE CAN BE NO ASSURANCE THAT THE UNDERSIGNED HOLDER WILL RECEIVE THE PROPORTION OF AANB STOCK AND/OR CASH INDICATED BY SUCH HOLDER'S ELECTION. RECEIPT OF THE PROXY STATEMENT/PROSPECTUS IS HEREBY ACKNOWLEDGED.

In connection with the Merger, subject to the election and proration procedures set forth in the Merger Agreement, each holder of Ballston Stock is entitled, with respect to the Merger consideration to be received for such holder's Shares of Ballston Stock, to (i) elect to receive all of his or her prorata portion of the Exchange Price in AANB Common Stock (a "Stock Election"), (ii) elect to receive all of his or her prorata portion of the Exchange Price in cash (a "Cash Election"), or (iii) elect to receive a combination of shares of AANB Common Stock for a specified number of such holder's Shares and cash (a "Combination Election"). If a holder

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does not make an Election, his or her Shares will be deemed "Non-Election
Shares" (as defined in the Merger Agreement).

          NEITHER THE AANB BOARD OF DIRECTORS NOR THE BALLSTON BOARD
             OF DIRECTORS MAKES ANY RECOMMENDATION AS TO THE TYPE
                            OF CONSIDERATION SHARE-
               HOLDERS SHOULD ELECT TO RECEIVE. EACH SHAREHOLDER
                       MUST MAKE HIS OR HER OWN DECISION
                        WITH RESPECT TO SUCH ELECTION.

By completing Box B below, each Ballston shareholder may choose to make a Stock Election, a Cash Election, a Combination Election, or no election with respect to the Shares held by such holder.

                                     BOX B
                                   ELECTION

(Check only one box)

The undersigned, subject to the terms and conditions set forth in this Form of Election, including the Merger Agreement incorporated herein by reference, makes the following Election with respect to the undersigned's Shares covered hereby:

[_]   A Stock Election with respect to ALL of such Shares.

[_]   A Cash Election with respect to ALL of such Shares.

[_] A Combination Election, in which the following numbers of such Shares will be converted into AANB Stock and cash, respectively:


                             COMBINATION ELECTION
                (FILL IN NUMBERS OF SHARES TO BE SO CONVERTED)

------------------ ------------------------------ ------------------------------- ----------------------------
   CERTIFICATE           ELECTION OF STOCK               ELECTION OF CASH                    TOTAL
     NUMBER               (NO. OF SHARES)                (NO. OF SHARES)                (NO. OF SHARES)
------------------ ------------------------------ ------------------------------- ----------------------------
------------------ ------------------------------ ------------------------------- ----------------------------
------------------ ------------------------------ ------------------------------- ----------------------------
------------------ ------------------------------ ------------------------------- ----------------------------

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

[_]   No Election.

    Any Shares of the undersigned as to which the undersigned has not made an effective Election
                     will constitute Non-Election Shares.

THE UNDERSIGNED HEREBY CERTIFIES THAT THE ELECTION SET FORTH HEREIN COVERS ALL OF THE SHARES OF BALLSTON STOCK REGISTERED IN THE NAME OF THE UNDERSIGNED AND EITHER (I) BENEFICIALLY OWNED BY THE UNDERSIGNED, OR (II) OWNED BY THE UNDERSIGNED IN ANY REPRESENTATIVE OR FIDUCIARY CAPACITY FOR A PARTICULAR BENEFICIAL OWNER OR FOR ONE OR MORE BENEFICIAL OWNERS.

The undersigned understands and acknowledges that all questions as to the validity, form, and eligibility of any Election shall be determined by Ballston, and any such determinations shall be final and binding. No authority herein conferred or agreed to be conferred shall be affected by, and all such authority shall survive, the death or incapacity of the undersigned. All obligations of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors, and assigns of the undersigned.

                                  IMPORTANT!
          ALL BALLSTON SHAREHOLDERS SUBMITTING THIS FORM OF ELECTION
                                MUST SIGN HERE

The undersigned hereby represents and warrants that the undersigned has full power and authority to complete and deliver this Form of Election. The undersigned, upon request, shall execute and deliver all additional documents deemed by Ballston necessary or desirable to complete the election.

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                                     BOX C
                           SHAREHOLDERS(S) SIGN HERE

                           -------------------------
                           -------------------------
                           -------------------------
                           -------------------------


Name(s):
        ------------------------------------------------------------------------

                                (Please Print)

Address:
        ------------------------------------------------------------------------


--------------------------------------------------------------------------------

                              (Include Zip Code)


---------------------------------  ---------------------------------------------
(Area Code and Telephone No.)        (Tax Identification or Social Security No.)

Must be signed by registered holder(s) exactly as name(s) appear(s) on stock certificate(s). If signature is by attorney, executor, administrator, trustee or guardian or other acting in a fiduciary capacity, set forth full title and see Instruction A4.

                       INSTRUCTIONS TO FORM OF ELECTION

A. FORM OF ELECTION

     1. DELIVERY OF FORM OF ELECTION. THE SHARES OF BALLSTON SHAREHOLDERS WHOSE FORMS OF ELECTION ARE NOT RECEIVED PRIOR TO THE ADJOURNMENT OF THE SPECIAL MEETING TO BE HELD ON [_______________], 1997 WILL BE TREATED AS NON-ELECTION SHARES (AS DEFINED IN THE MERGER AGREEMENT). A Ballston shareholder who is deemed to have made a Non-Election may only change that deemed Non-Election by following the instructions for modifying an Election between the adjournment of the Special Meeting to be held on [_______________], 1997 and the Election Deadline. Such instructions must be followed precisely.

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

     2. SHARES HELD BY NOMINEES, TRUSTEES OR OTHER REPRESENTATIVES. Any record holder of Ballston Stock who holds such Ballston Stock as a nominee, trustee, or in another representative or fiduciary capacity (a "nominee") may submit one or more Forms of Election covering the aggregate number of shares of Ballston Stock held by such nominee for the beneficial owners for whom the nominee is making an Election; provided, that each submission of a Form of Election by a nominee shall be deemed to constitute a certification by such nominee that such Form of Election covers all of the Ballston Stock held by such nominee for a particular beneficial owner. If any Shares of Ballston Stock held by a nominee are not covered by an effective Election, they will be deemed to be Non-Election Shares.

     3. METHOD OF DELIVERY. THE METHOD OF DELIVERY OF THIS FORM OF ELECTION IS AT THE RISK OF THE SENDER, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY BALLSTON. The risk of loss of a Form of Election shall pass only after Ballston has actually received the Form of Election. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery by the adjournment of the Special Meeting to be held on [ ], 1997. After the adjournment of the Special Meeting and until the Election Deadline, Ballston Shareholders may change their Elections only by submitting a revised Form of Election to Ballston via certified mail or a nationally recognized overnight service.

     4. SIGNATURES ON FORM OF ELECTION. If this Form of Election is signed by the registered holder(s) of the Shares covered hereby, the signature(s) must correspond with the name(s) on the face of the Certificates evidencing such Shares without alteration, enlargement, or any other change whatsoever.

     If any of the Shares covered hereby are owned of record by two or more persons, all such persons must sign this Form of Election. If Ballston stock certificates are registered in the names of different holders, it will be necessary to complete, sign, and submit as many separate Forms of Election as there are different registrations of certificates.

IF THIS FORM OF ELECTION IS SIGNED BY A TRUSTEE, EXECUTOR, ADMINISTRATOR, GUARDIAN, ATTORNEY-IN-FACT, OFFICER OF A CORPORATION, OR OTHER PERSON ACTING IN A FIDUCIARY OR REPRESENTATIVE CAPACITY, SUCH PERSON SHOULD SO INDICATE WHEN SIGNING, AND PROPER EVIDENCE SATISFACTORY TO BALLSTON OF SUCH PERSON'S AUTHORITY TO SO ACT MUST BE SUBMITTED.

     5. GUARANTEE OF SIGNATURES. No signature guarantee is required on this Form of Election.

     6. DETERMINATION OF PROPER ELECTION. Ballston will have the reasonable discretion to determine whether Forms of Election have been properly or timely completed, signed, and

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

submitted, modified, or revoked, and to disregard immaterial defects in Forms of Election. In all such matters, the decision of Ballston shall be conclusive and binding. Ballston will not be under any obligation to notify any person of any defect in a Form of Election submitted to Ballston. Ballston shall make all proration computations contemplated by the Merger Agreement and all such computations shall be conclusive and binding on the holders of Ballston Stock. No alternative, conditional, or contingent Elections will be accepted. If Ballston shall reasonably determine that any purported Stock Election, Cash Election, or Combination Election was not properly made, such purported Stock Election, Cash Election, or Combination Election will be of no force and effect and the shareholder making such purported Stock Election, Cash Election, or Combination Election shall, for purposes hereof and the Merger Agreement, be deemed not to have made an Election and the Shares covered thereby shall be deemed to be Non-Election Shares.

     7. INADEQUATE SPACE. If the space provided in Box A under "Description of Shares" is inadequate, the Certificate numbers, the number of Shares evidenced by such Certificates, and the number of Shares with respect to which Elections are made should be listed on a separate schedule and attached to the Form of Election.

     8. TERMINATION OF MERGER AGREEMENT. All Elections will be revoked automatically if the Merger Agreement has been terminated.

     9. DISSENTERS' RIGHTS. Holders of Ballston Stock who wish to exercise dissenters' rights should not complete this Form of Election. Any record holder of Ballston Stock who has delivered a written demand for dissenters' rights and who subsequently delivers a Form of Election to Ballston will be regarded as having withdrawn such demand for dissenters' rights. Any holder who has delivered a Form of Election and who simultaneously or subsequently makes a written demand for dissenters' rights will be regarded as having revoked his or her Election. For information concerning dissenters' rights, see the information set forth in Appendix B of the Proxy Statement/Prospectus and the summary set forth therein under the caption "SUMMARY OF THE TRANSACTION--Dissenters' Rights of Ballston Stockholders."

B. ELECTION PROCEDURES

     1. ELECTIONS. By completing Box B entitled "Election" and this Form of Election, in accordance with these instructions, a Ballston shareholder will be permitted to make a Stock Election, Cash Election, or Combination Election with respect to the Shares held by such holder. All Elections are subject to the election and proration procedures set forth in Section 2.2 of the Merger Agreement. In connection with making any Election, a Ballston shareholder should also carefully read, among other items, the information contained in the Proxy Statement/Prospectus under "SUMMARY OF THE TRANSACTION--Certain Federal Income Tax Considerations -- Ballston Opinion." Each Ballston shareholder should consult his or her own

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

tax advisor as to the specific tax consequences of an Election and the Merger to such shareholder.

     2. TREATMENT OF NON-ELECTING SHARES. Any Shares (other than Dissenting Shares) with respect to which Ballston does not receive an effective, properly completed Form of Election prior to the Election Deadline will be deemed to be Non-Election Shares. This Form of Election will be deemed properly completed only if an Election is indicated for each Share covered by this Form of Election.

     3. ELECTION DEADLINE. In order for an Election to be effective, Ballston must receive a properly completed Form of Election no later than the close of business on the Wednesday immediately preceding the closing date of the Merger (the "Election Deadline"). Between the adjournment of the Special Meeting to be held on [____________] , 1997 and the Election Deadline, Form of Elections may be submitted to Ballston only via certified mail or a nationally recognized overnight service.

     4. CHANGES TO ELECTIONS. Any holder of Ballston Stock who has made an Election may, at any time prior to the Election Deadline, change his or her Election by submitting to Ballston a properly completed and signed revised Form of Election, provided that Ballston receives such revised Form of Election prior to the Election Deadline and provided further that between the adjournment of the Special Meeting to be held on [__________], 1997 and the Election Deadline, a revised Form of Election may be submitted to Ballston only via certified mail or a nationally recognized overnight service. Any holder of Ballston Stock may at any time prior to the Election Deadline revoke his or her Election by written notice to Ballston received prior to the Election Deadline, provided that between the adjournment of the Special Meeting to be held on [____________], 1997 and the Election Deadline, a revocation may be submitted to Ballston only via certified mail or a nationally recognized overnight service. If an Election is revoked prior to the Election Deadline, the related Ballston Stock will automatically become Non-Election Shares unless and until a new Election is properly made with respect to such Ballston Stock on or before the Election Deadline.

      5. NO FRACTIONAL SHARES. No certificates representing fractional shares of AANB Stock will be issued in the Merger. In lieu of any fractional share of AANB Stock, holders of Shares that are converted into the right to receive AANB Stock will receive cash (without interest) in an amount equal to such fractional share of AANB Stock multiplied by the AANB Stock Value as defined in section 2.1(d) of the Merger Agreement.

      6. NO LIABILITY. Neither AANB nor Ballston will be liable to any holder of Shares of Ballston Stock for any shares of AANB Stock (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     7. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Requests for assistance and additional copies of the Proxy Statement/Prospectus or this Form of Election may be directed to Ballston at its office at:

                        1667 K STREET, N.W., SUITE 700
                            WASHINGTON, D.C. 20006
                              PHONE: 202-776-7800
                               FAX: 202-776-7801

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